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                                                                      EXHIBIT 5

THEODORE R. TETZLAFF   Tenneco
General Counsel        1275 King Street
                       Greenwich, Connecticut 06831

                                                                           LOGO
                                December 6 1996

New Tenneco Inc.
1275 King Street
Greenwich, CT 06831

  Re: Tenneco Thrift Plan for Hourly Employees; Tenneco Packaging 401(k)
      Savings Plan; Tenneco Thrift Plan; and Tenneco 401(k) Savings Plan for Chippewa Falls (collectively, the "Plans")

Ladies and Gentlemen:

  As General Counsel of Tenneco Inc. ("Tenneco"), I have acted as counsel to New Tenneco Inc. (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed under the Securities Act of 1933, as amended (the "Act"), on or about the date of this letter to register shares of common stock, par value $.01 per share (including associated rights) (the "Shares"), of the Company which may from time to time be offered and sold by the Company in connection with the Plans.

  I am familiar with the Registration Statements and the Exhibits thereto. I, or attorneys under my supervision, have also examined originals or copies, certified or otherwise, of such other documents, evidence of corporate action and instruments, as I have deemed necessary or advisable for the purpose of rendering this opinion. As to questions of fact relevant to this opinion, I have relied upon certificates or written statements from officers and other appropriate representatives of the Company and its subsidiaries or public officials. In all such examinations I have assumed the genuineness of all signatures, the authority to sign and the authenticity of all documents submitted as originals. I have also assumed the conformity of originals of all documents submitted as copies, and that all components of the Transaction (as such term is defined in the Joint Proxy Statement-Prospectus of Tenneco and El Paso Natural Gas Company, dated November 4, 1996) are consummated as contemplated in such Joint Proxy Statement-Prospectus.

  Based upon and subject to the foregoing, I am of the opinion that the Shares that will be originally issued under the Plans have been duly authorized and, when issued pursuant to and in accordance with the Plans, will be legally issued, fully paid and non-assessable.

  I hereby consent to the use of my name in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                          Very truly yours,

                                          /s/ Theodore R. Tetzlaff